INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 32 to Registration Statement No. 2-73969 of Panorama Series Fund, Inc. on Form N-1A of our report dated January 23, 2001, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectuses, which are also part of such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 10, 2001